UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                   Date of Report: May 2, 2001




                       EOG RESOURCES, INC.

     (Exact name of registrant as specified in its charter)


          DELAWARE                 1-9743           47-0684736
(State or other jurisdiction  (Commission File   (I.R.S. Employer
 of incorporation or               Number)      Identification No.)
 organization)

      1200 SMITH STREET
          SUITE 300
       HOUSTON, TEXAS                            77002
(Address of principal executive offices)       (Zip code)


                          713/651-7000
      (Registrant's telephone number, including area code)

                       EOG RESOURCES, INC.


Item 5.  Other Events.

Price Swaps and Collars. With the objective of enhancing the certainty of future revenues, EOG Resources, Inc. (EOG), a Delaware corporation, enters into NYMEX-related commodity price swaps and collars from time to time.

(a) Natural Gas Price Swaps

     During the period of April 30, 2001 to May 2, 2001, EOG entered into price swap agreements covering notional volumes of 200,000 million British thermal units of natural gas per day (MMBtu/d) for the month of June 2001 at an average price of $4.61 per MMBtu. EOG will account for these swap contracts under mark-to-market accounting.


(b) Natural Gas Price Collars

     During the period of April 30, 2001 to May 2, 2001, EOG also entered into price collars that set a floor price of $4.40 per MMBtu and ceiling prices that average $6.15 per MMBtu covering notional volumes of 200,000 MMBtu/d for the period July 2001 to November 2001 at an average premium of $0.15 per MMBtu. EOG will account for these swap contracts under mark-to-market accounting.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EOG RESOURCES, INC.
                              (Registrant)




Date: May 2, 2001                By:   /s/ TIMOTHY K. DRIGGERS
                                    -----------------------------
                                       Timothy K. Driggers
                                    Vice President, Accounting
                                     and Land Administration
                                   (Principal Accounting Officer)